                             BASIC LEASE INFORMATION

LANDLORD:                  Crescent Resources, Inc.
                           400 South Tryon Street, Suite 1300 [zip code 28202]
                           P.O. Box 1003 [zip code 28201-1003]
                           Charlotte, North Carolina
                           Attention:  Director of Property Management

TENANT:                    American Aircarriers Support, Inc.

                           -------------------------------------------

                           -------------------------------------------
LEASE
EXECUTION DATE:            November _6, 1998

ADDRESS OF
PREMISES:                  587 Greenway Industrial Drive
                           Lakemont Business Park
                           Fort Mill, South Carolina  29715

PREMISES:                  Approximately 121,767 gross square feet of space in
                           the Building, of which 15,000 square feet is office space and 106,767 square feet is warehouse space.

BUILDING:                  That certain building in the Center located at 587
                           Greenway Industrial Drive, in the City of Fort Mill,
                           South Carolina, and located on that certain tract of land that is more particularly described and shown on Exhibit A hereto (the "Land").

CENTER: That certain complex of land and buildings, including the Land and the Building, and designated by Landlord as "Lakemont Business Park"

TENANT OPERATIONS:         The Premises shall be used only for office purposes
                           and the purposes of warehousing and distributing aircraft parts.

LEASE TERM:                The period commencing on the Lease Execution Date and
                           ending on the Expiration Date.

OPTION TO RENEW:           One (1) five (5) year option to renew and extend the
                           Lease Term upon the terms and conditions stipulated in Paragraph 2 herein.

OPTION TO PURCHASE:        Upon terms and conditions stipulated in Exhibit E
                           hereto.

OCCUPANCY DATE:            Approximately November 1, 1998, as same may be
                           extended pursuant to Paragraph 3 herein.

RENT
COMMENCEMENT
DATE: Payment of Minimum Rental shall commence on April 15, 1999 to allow Tenant sufficient opportunity to make necessary tenant improvements and fully occupy the Premises; however, Tenant shall be responsible for Tenant's Proportionate Share of taxes, insurance and common area maintenance expenses commencing January 1, 1999.

EXPIRATION DATE:           December 31, 2003

ESTIMATED INITIAL
ANNUAL RENTAL:             Minimum Rental (Annual)*:               $347,035.95
                           Tenant's Estimated Proportionate
                             Share of Taxes:                       $ 51,142.14
                           Tenant's Estimated Proportionate
                             Share of Insurance:                   $  2,435.34
                           Tenant's Estimated Proportionate
                             Share of Common
                             Area Maintenance Costs:               $ 24,353.40

                           Total Estimated Annual Rental:          $424,966.83

    * Minimum Rental shall be adjusted in accordance with Paragraph 4(a) herein.

SECURITY DEPOSIT:          $28,919.66

ADVANCE RENTAL
PAYMENT**:                 None.

BROKER:                    Dave Fuller & Associates        (Agent: T.W. Aldred)
                           1700 Abbey Place
                           Charlotte, NC  28209



LANDLORD'S INITIALS:       ___FAB_______________

TENANT'S INITIALS:         _____KB_____________

                                TABLE OF CONTENTS


                                                                           Page
                                                                           ----

1.       Description of Premises; Purpose....................................1
2.       Lease Term..........................................................1
3.       Construction and Acceptance of Premises.............................1
4.       Annual Rental.......................................................2
5.       Alterations and Improvements by Tenant..............................4
6.       Use of Premises.....................................................5
7.       Taxes...............................................................5
8.       Fire and Extended Coverage Insurance................................5
9.       Landlord's Limited Covenant to Repair and Replace...................5
10.      Tenant's Covenant to Repair.........................................6
11.      Trade Fixtures and Equipment; Non-Liability for Certain Damages.....6
12.      Utilities...........................................................7
13.      Damage or Destruction of Premises...................................7
14.      Mutual Waiver; Waiver of Subrogation................................7
15.      Signs and Advertising...............................................8
16.      Indemnification, Liability Insurance and Hazardous Substances.......8
17.      Landlord's Right of Entry..........................................10
18.      Eminent Domain.....................................................10
19.      Events of Default and Landlord's Remedies..........................10
20.      Subordination......................................................11
21.      Assigning and Subletting...........................................12
22.      Covenant of Quiet Enjoyment........................................12
23.      Estoppel Certificates..............................................12
24.      Protection Against Liens...........................................12
25.      Force Majeure......................................................13
26.      Nonwaiver..........................................................13
27.      Landlord Liability.................................................13
28.      Holding Over.......................................................13
29.      Notices............................................................13
30.      Miscellaneous......................................................14




Exhibit A - Legal Description
Exhibit B - Building Plan and Designation of Premises
Exhibit C - Description of Upfitting Work
Exhibit D - Rules and Regulations
Exhibit E - Additional Terms and Provisions

[The provisions of the Basic Lease Information are hereby incorporated into and made a part of this Lease].

         THIS LEASE AGREEMENT (this "Lease") is made and entered into as of the Lease Execution Date by and between

                           CRESCENT RESOURCES, INC.,
                           a South Carolina corporation,

hereinafter called "Landlord"; and

                           American Aircarriers Support, Inc.
                           a ____________________________________ corporation,

hereinafter called "Tenant";



                              W I T N E S S E T H:



         In consideration of the mutual covenants and agreements contained herein, the parties agree for themselves, their successors, and assigns, as follows:

         1. Description of Premises; Purpose. Landlord hereby leases to Tenant, and Tenant hereby accepts and rents from Landlord, the Premises located in the Building (as those terms are defined in the Basic Lease Information), together with the nonexclusive right to use all parking areas, driveways, sidewalks and other common facilities furnished by Landlord from time to time in the Building or on the Land for the common use of tenants in the Building. The Premises are designated on the building plan attached hereto as Exhibit B. Tenant shall use the Premises for its Tenant Operations only and for no other purpose.

         2. Lease Term. The term of this Lease (the "Lease Term") shall commence on the Lease Execution Date and shall end at midnight on the Expiration Date, unless extended by the exercise of the following option to renew. Tenant is hereby granted an option to renew and extend the Lease Term for one (1) additional period of five (5) years (the "Renewal Term") commencing on the initial Expiration Date. Tenant may exercise its option to renew only if it is not in default hereunder and only by giving Landlord written notice of such exercise not less than one hundred eighty (180) days prior to the initial Expiration Date. The foregoing renewal rights may be execised only by the original Tenant and shall not inure to the benefit of any assignee, subtenant or other transferee of the original Tenant. All of the terms and conditions hereof shall apply during the Renewal Term except that (i) Tenant shall have no further right to renew this Lease beyond the Renewal Term and (ii) Landlord shall have no obligation to perform any work or improvements in or in respect of the Premises.

         3. Construction and Acceptance of Premises.

         (a) Landlord shall proceed to construct improvements upon the Premises in compliance with the "Description of Landlord's Work" in Exhibit C attached hereto, with such minor variations as Landlord may deem advisable, and shall tender the Premises to Tenant. The Premises shall be deemed to be "Ready for Occupancy" when Landlord has substantially completed Landlord's Work, as described in Exhibit C and obtained a Certificate of Occupancy from the appropriate governmental authority. If the Premises are not Ready for Occupancy prior to the Occupancy Date that is set forth in the Basic Lease Information, Landlord shall not be deemed to be in default hereunder or otherwise liable in damages to Tenant, nor shall the Lease Term be affected (other than as set forth in Paragraph 3(c) herein), except that if for any reason (other than delays caused by Tenant and Tenant's agents, employees, contractors, subcontractors or licensees (collectively, "Tenant Delay Factors"), including, without limitation, change orders requested by Tenant relative to the Description of Landlord's
Work) the Premises are not Ready for Occupancy within six (6) months following the Occupancy Date that is set forth in the Basic Lease Information (provided such six-(6) month period shall be extended relative to any delays in getting the Premises Ready for Occupancy resulting from Force Majeure Matters, as defined herein), Tenant may, at its option, terminate this Lease by written notice to Landlord delivered within thirty (30) days following the expiration of such six-(6) month period, in which event neither party shall have any further liabilities or obligations hereunder, except Landlord shall repay to Tenant any prepaid rent (including the Advance Rental Payment, as defined herein) or Security Deposit (as defined herein) and all indemnification obligations herein shall survive such termination. Time is of the essence relative to Tenant's right to terminate this Lease pursuant to this Paragraph 3(a). When the Premises are Ready for Occupancy, Tenant agrees to accept possession thereof By accepting possession of the Premises, Tenant shall be deemed to have accepted the same and to have acknowledged that the same fully comply with Landlord's covenants and obligations hereunder. Tenant further agrees that, if requested by Landlord, Tenant will furnish Landlord with a written statement that Tenant has accepted the Premises and that Landlord has fully complied with Landlord's covenants and obligations hereunder.

         (b) If any Tenant Work is specified in Exhibit C, Tenant agrees to proceed with due diligence to perform the work described under "Description of Tenant's Work" in Exhibit C, all of such work to be performed in a good and workmanlike manner, using new materials, in accordance with plans and specifications approved by Landlord and in compliance with Exhibit C, and to install Tenant's fixtures, furniture and equipment in the Premises. Any Tenant Work or any other work in or with respect to the Premises performed by Tenant in the future causing venting, opening, sealing, waterproofing or any altering of the roof of the Building shall be performed by Landlord's roofing contractor at Tenant's expense. Tenant shall provide Landlord with a certificate from Landlord's roofing contractor that all such work causing venting, opening, sealing, waterproofing or in any way altering the roof of the Building has been performed properly. Tenant hereby holds Landlord harmless from any damage to the Premises resulting, directly or indirectly, from Tenant's venting, opening, sealing, waterproofing or in any other way altering the roof of the Building unless such a certificate from Landlord's roofing contractor was delivered to Landlord contemporaneously with the completion of such work. In the event of any dispute as to work performed or required to be performed by Landlord or Tenant, the certificate of Landlord's architect or engineer shall be conclusive.

         (c) In the event the Premises shall be Ready for Occupancy (as defined in Paragraph 3(a) herein) prior to the Occupancy Date that is set forth in the Basic Lease Information, the Occupancy Date shall be the earlier of (i) the date that is set forth as the Occupancy Date in the Basic Lease Information or (ii) the date that Tenant occupies the Premises. In the event of a delay in the completion of Landlord's Work beyond the Occupancy Date that is set forth in the Basic Lease Information (as contemplated in Paragraph 3(a) herein), the term "Occupancy Date" herein shall automatically be modified to become the actual date the Premises shall become Ready for Occupancy and the Expiration Date shall automatically be modified on a consistent basis (i.e., to afford the full Lease Term, as defined in the Basic Lease Information). Provided, however, and notwithstanding the foregoing terms and provisions to the contrary, if and to the extent the Premises are not Ready for Occupancy on or before the Occupancy Date set forth in the Basic Lease Information as a result of one or more Tenant Delay Factors, there shall be no adjustment in the Occupancy Date and the Expiration Date that are set forth in the Basic Lease Information.

         4. Annual Rental. From and after January 1, 1999, and during the full Lease Term (as the same may be extended), Tenant shall pay to Landlord, without notice, demand, reduction, setoff or any defense, a total annual rental (the "Annual Rental") consisting of the sum total of the Minimum Rental and Tenant's Proportionate Share (as said terms are defined herein) of taxes, insurance premiums and common area maintenance costs (provided, however, as set forth in the Basic Lease Information, payment of Minimum Rental shall not commence until the Rent Commencement Date).

         (a) Minimum Rental. For the period from the Rent Commencement Date through the Expiration Date, as the same may be extended pursuant to Paragraph 2, Tenant shall pay a minimum rental (the "Minimum Rental") at the annual rates set forth below, in equal monthly installments, in advance on the Rent Commencement Date and on the first day of each month thereafter during the remainder of the Lease Term. Minimum Rental for any parital calendar month shall be prorated on a per diem basis.

                  (i) From April 15, 1999, (the Rent Commencement Date) through December 31, 2000, Tenant shall pay Minimum Rental at the annual rate of Three Hundred Forty-Seven Thousand Thirty-Five and 95/00 Dollars ($347,035.95), in equal monthly installments of Twenty-Eight Thousand Nine Hundred Nineteen Thousand and 66/100 Dollars ($28,919.66) each.

                  (ii) From January 1, 2001, through December 31, 2002, Tenant shall pay Minimum Rental at the annual rate of Three Hundred Sixty-One Thousand Six Hundred Forty-Seven and 99/100 Dollars ($361,647.99), in equal monthly installments of Thirty Thousand One Hundred Thirty-Seven and 33/100 Dollars ($30,127.33) each.

                  (iii) From January 1, 2003, through December 31, 2003, Tenant shall pay Minimum Rental at the annual rate of Three Hundred Seventy-Five Thousand Forty-Two and 36/100 Dollars ($375,042.36), in equal monthly installments of Thirty-One Thousand Two Hundred Fifty-Three and 53/100 Dollars ($31,253.53) each.

                  (iv) During the first year of the Renewal Term (from January 1, 2004, through December 31, 2004), if any, Tenant shall pay Minimum Rental at the annual rate of Three Hundred Eighty-Two Thousand Three Hundred Forty-Eight and 38/100 Dollars ($382,348.38), in equal monthly installments of Thirty-One Thousand Eight Hundred Sixty-Two and 37/100 Dollars ($31,862.37) each.

                  (v) On January 1, 2005, and on January 1 of each successive calendar year during the Renewal Term, if any, the Minimum Rental shall be increased by two percent (2%) of the Minimum Rental payable during the next preceding calendar year.

         (b) [Intentionally deleted].

         (c) Tenant's Proportionate Share. "Tenant's Proportionate Share" of the taxes, of the insurance premiums and of common area maintenance costs (including any assessment by a property owner's association), as described herein, shall be determined by multiplying each such amount by a fraction, the numerator of which is the total square footage of space in the Premises and the denominator of which is the total square footage of space in the Building.

                  (1) Tenant's Proportionate Share of Taxes. Tenant shall pay an amount equal to Tenant's Proportionate Share of any ad valorem taxes (or any tax hereafter imposed in lieu thereof) payable for the Building relative to the Lease Term. Tenant's Proportionate Share of taxes shall be paid as provided in Paragraph 4(d) herein. Anything contained herein to the contrary notwithstanding, any increase in ad valorem taxes on the Premises as a result of alterations, additions or improvements made by, for or on account of Tenant shall be reimbursed entirely by Tenant to Landlord (as additional rent hereunder) within thirty (30) days after Tenant's receipt of written demand therefor.

                  (2) Tenant's Proportionate Share of Insurance Premiums. Tenant shall pay an amount equal to Tenant's Proportionate Share of any amount of premiums charged for fire and extended coverage and liability insurance, together with all endorsements thereto, carried by Landlord on the Building relative to the Lease Term. Tenant's Proportionate Share of insurance premiums shall be paid as provided in Paragraph 4(d) herein.

                  (3) Tenant's Proportionate Share of Common Area Maintenance Costs. Tenant shall pay an amount equal to Tenant's Proportionate Share of the costs of maintaining the Building's common areas (as designated from time to time by Landlord for the common use of tenants of the Building) relative to the Lease Term. Common area maintenance costs shall include, but are not limited to, the cost of grass mowing, shrub care and general landscaping (including irrigation); the cost of repairing, replacing and maintaining parking areas, driveways, sidewalks, exterior lighting, common plumbing, common advertising signs and other facilities operated with respect to the Building; the cost of providing security for the Building and the Land; the cost of providing fire alarm monitoring for the Building; and property management fees and expenses. Additionally, if a property owner's association is established for the maintenance of the common areas of the Center, any property owner's association charges allocated to the Land and the Building shall be included in the maintenance costs for the Land and the Building, and Tenant shall pay Tenant's Proportionate Share thereof. Tenant's Proportionate Share of common area maintenance costs shall be paid as provided in Paragraph 4(d) herein. Landlord shall use good faith efforts to keep the operating and maintenance costs in line with costs for other similarly situated first class centers. Tenant, at its expense, shall provide its own garbage collection, recycling and disposal.

         (d) Payment of Tenant's Proportionate Share. The estimated amounts of Tenant's Proportionate Share for taxes, insurance premiums and common area maintenance costs for the calendar year in which the Rent Commencement Date (i.e., the Rent Commencement Date that is set forth in the Basic Lease Information) falls are set forth in the Basic Lease Information. For each succeeding calendar year during the Lease Term, Landlord shall submit an estimate of Tenant's Proportionate Share for taxes, insurance premiums and common area maintenance costs on or before April 1 of each such succeeding calendar year. If an estimate of Tenant's Proportionate Share of expenses for any calendar year during the Lease Term has not been submitted on or before the first day of any month in such calendar year, Tenant shall pay Tenant's Proportionate Share for such month(s) at the estimated rate for the previous calendar year, and such payment(s) shall be adjusted effective as of January 1 of such calendar year at such time as the estimate for such calendar year is submitted, at which time the deficiency or overage (as the case may be) in the estimated payments for the preceding months in such calendar year also shall be collected or credited (as the case may be). Landlord shall charge, and Tenant shall pay, the estimated Tenant's Proportionate Share of expenses on a monthly basis or on some other periodic basis established by Landlord, payable in advance and subject to adjustment after the end of the respective calendar year on the basis of the actual costs incurred for such calendar year. Tenant's Proportionate Share of estimated taxes, insurance premiums and common area maintenance costs shall be paid in a like manner, with the monthly rental installments being adjusted accordingly. In the event such costs actually decrease for any such calendar year, Landlord shall reimburse Tenant for any overage paid and the monthly rental installments for the next period shall be reduced accordingly (but in no event below the then-current Minimum Rental). Upon the Expiration Date of this Lease, Landlord may elect to either (i) require Tenant to pay any unpaid estimated Tenant's Proportionate Share within thirty
(30) days after the Expiration Date, which estimate shall be made by Landlord based upon actual and estimated costs for such year, or (ii) elect to withhold Tenant's Security Deposit until the exact amount of Tenant's Proportionate Share shall have been determined and paid, after which Landlord shall return any excess Security Deposit to Tenant.

         (e) Late Charge. If Tenant should fail to pay to Landlord when due any installment of Annual Rental or other sum to be paid hereunder, Tenant shall pay Landlord on demand a late charge of four percent (4%) of the amount due. Failure to pay such late charge upon demand therefor shall be an Event of Default (as defined herein) hereunder. Provision for such late charge shall be in addition to all other rights and remedies available to Landlord hereunder or at law or in equity and shall not be construed as liquidated damages or as limiting Landlord's remedies in any manner, and such late charge shall accrue automatically, regardless of whether Landlord shall have given Tenant written notice of any such delay in payment.

         5. Alterations and Improvements by Tenant. Any structural changes or other material alterations, additions, or improvements made to the Premises by Tenant shall be subject to the prior written consent of Landlord and shall be at the sole cost and expense of Tenant. All such alterations, additions or improvements shall be constructed in a good and workmanlike manner, using new materials, in accordance with plans and specifications approved by Landlord and in compliance with the terms of Paragraph 3(b) herein and all Applicable Laws. As used herein, "Applicable Laws" shall mean all laws, ordinances (including Fire and Building Codes), regulations, orders, interpretations and zoning requirements of any governmental authority, agency or other public or private regulatory authority (including insurance underwriters or rating bureaus) which may be in effect from time to time and relating to the Tenant Operations, the Premises or Tenant's business conducted therein. Additionally, Tenant covenants and agrees that no improvements, changes, alterations, additions, maintenance or repairs shall be made by Tenant to the Premises which might impair the structural soundness of the Building, which might result in an overload of the weight capacity of floors in the Building, which might result in an overload of capacity of electric lines serving the Building, or which might interfere with electric or electronic equipment in the Building or on any adjacent or nearby property. Upon the expiration or earlier termination of this Lease, all alterations, additions or improvements, including, without limitation, all walls, railings, carpeting, floor and wall coverings and other permanent real estate fixtures (excluding, however, Tenant's trade fixtures and equipment, as described in Paragraph 11 herein) made by, for, or at the direction of Tenant, and upon the election of Landlord, shall either: (i) become the property of Landlord and remain upon the Premises or (ii) be removed from the Premises by Tenant, at Tenant's sole cost and expense.

         6. Use of Premises. Tenant shall use the Premises only for the Tenant Operations and for no other purpose and shall comply with all Applicable Laws in connection with the use of the Premises. Tenant shall be responsible for any and all costs and expenses associated with Tenant's compliance with all Applicable Laws, including the cost of altering the Premises to comply with Applicable Laws (including changes therein from time to time). Without limiting the generality of the foregoing, Tenant shall be responsible, at Tenant's expense, for all costs of complying with the requirements of the Americans With Disabilities Act (as amended) (the "ADA"), including costs for alterations, (i) relative to the Premises and, (ii) to the extent such compliance is required as a result of the specific use made by Tenant of the Premises, relative to the exterior and common areas and facilities of the Building. Landlord shall be responsible for complying with the requirements of the ADA relative to the exterior and common areas and facilities of the Building in all instances other than where such compliance is required as a result of the specific use made of space in the Building by any tenant in the Building. Additionally, Tenant covenants and agrees that nothing shall be done or kept in the Premises which might result in an overload of the weight capacity of floors in the Building, which might result in an overload of capacity of electric lines serving the Building, or which might interfere with electric or electronic equipment in the Building or on any adjacent or nearby property. Tenant shall not do any act or follow any practice relating to the Premises which shall constitute a nuisance or detract in any way from the reputation of the Center as a first class real estate development. Tenant's duties in this regard shall include allowing no noxious or offensive odors, fumes, gases, smoke, dust, steam or vapors, or any loud or disturbing noise or vibrations to originate in or emit from the Premises. If, within thirty
(30) days of demand therefor by Landlord, Tenant fails, at its expense, to make any alterations required to be made by Tenant pursuant to this paragraph, then Landlord shall have the right to make such alterations (including any entry required in the Premises to make such alterations), and Tenant shall pay to Landlord (as additional rent hereunder) all costs and expenses incurred by Landlord relative to such alterations; and such additional rent shall be paid by Tenant to Landlord within thirty (30) days after demand therefor by Landlord. Additionally, Tenant shall save Landlord harmless from any penalties, fines, costs, expenses or damages resulting from Tenant's failure to comply with the terms and requirements of this paragraph.

         7. Taxes. Tenant shall pay in a timely manner and prior to delinquency any taxes or assessments of any nature imposed or assessed upon its trade fixtures, equipment, machinery, inventory, merchandise or other personal property located on the Premises and owned by or in the custody of Tenant. Landlord shall pay all ad valorem property taxes which are now or hereafter assessed upon the Center, the Building and the Premises, except as otherwise expressly provided in this Lease.

         8. Fire and Extended Coverage Insurance. Landlord shall maintain and pay for fire insurance, with extended coverage, covering the Building equal to ninety percent (90%) of the insurable value thereof (i.e., the replacement cost, less depreciation). Provided, however, if Tenant uses the Premises for any purpose or in any manner which causes an increase in Landlord's insurance rates, Tenant shall pay such additional insurance premium (in addition to all other payments due under this Lease) to Landlord as additional rent within thirty (30) days after demand from Landlord. Tenant shall maintain and pay for all fire and extended coverage insurance on its contents in the Premises, including trade fixtures, equipment, machinery, merchandise or other personal property belonging to or in the custody of Tenant.

         9. Landlord's Limited Covenant to Repair and Replace. During the Lease Term, Landlord shall be responsible for repairs or replacements to the roof, exterior walls and structural members, including foundation and subflooring of the Premises (except office fronts, plate glass windows, doors, door closure devices, window and door frames, nailing, locks and hardware and painting or other treatment of interior and exterior walls, and except for any repairs and replacements necessitated by an "Event of Tenant Misconduct" as defined in Paragraph 16(a) herein). Landlord's efforts to repair and replace pursuant to this paragraph shall be made within a reasonable time after written notice from Tenant of the need for such repair or replacement to be made. Without limiting the generality of the foregoing, with respect particularly to any Emergency Repair, Landlord shall be obligated to commence repair efforts within five (5) days of its receipt of notice from Tenant of the need for such Emergency Repair and diligently prosecute such Emergency Repair to completion ("Landlord's Emergency Repair Obligation"). As used herein, "Emergency Repair" shall mean any repair which, if made, would cure a condition having a significant adverse effect on Tenant's operations in the Premises. With respect to latent or patent defects in the Premises or in the Building, Landlord's liability shall not extend beyond one year from the date of substantial completion of the construction of the improvements specified in the Description of Landlord's Work set forth in Exhibit C hereto, whether or not such defects are discovered within such one-year period. If Landlord cannot, using due diligence, complete its repairs and replacements within two hundred ten (210) days after written notice from Tenant and if the resulting condition renders a material portion of the Premises untenantable for the Tenant Operations, then, following the expiration of such two-hundred-ten- (210) day period and continuing until such time as the repair or replacement is completed (or is completed sufficiently so as to not render a material portion of the Premises untenantable for the Tenant Operations), either party may terminate this Lease effective upon thirty (30) days prior written notice, without prejudice to Landlord's rights to receive payment from Tenant for uninsured damages caused directly or indirectly by Tenant as stated below. If the cause of such repairs or replacements is the result of an Event of Tenant Misconduct, then Tenant shall not be entitled to terminate this Lease pursuant to this paragraph, and Tenant shall pay Landlord the full amount of such cost, damage, and expense (except as otherwise provided in Paragraph 14 herein). Furthermore, in the event Landlord diligently pursues the completion of the required repairs and replacements during the two-hundred-ten- (210) day period provided above but is unable to complete such repairs and replacements prior to the expiration of such period, such two-hundred-ten- (210) day period shall be extended for all purposes under this paragraph (including Tenant's termination right) for such additional, reasonable period of time as is necessary to allow Landlord to complete such repair or replacement (provided Landlord must continue to pursue the completion of such repair or replacement in a diligent manner). Landlord's duty to repair or replace as prescribed in this paragraph shall be Tenant's sole remedy and shall be in lieu of all other warranties or guaranties of Landlord, express or implied. Furthermore, the terms of this paragraph shall have no application to casualty events and exercises of the power of eminent domain that affect the Building or the Land, which shall be governed by the terms and provisions in Paragraph 13 herein and Paragraph 18 herein, respectively.

         10. Tenant's Covenant to Repair. Tenant shall be responsible for the repair, replacement and maintenance in good order and condition of all parts and components of the Premises, other than those specified for maintenance by Landlord herein, including, without limitation, the plumbing, wiring, electrical system, heating system, air conditioning system, glass and plate glass, equipment and machinery constituting fixtures located within the Premises and shall keep all plumbing units, pipes and connections free from obstruction and protected against ice and freezing. At the end of the Lease Term, Tenant shall return the Premises to Landlord in as good a condition as existed at the time all of the Landlord's Work and all of the Tenant's Work (if any) was completed pursuant to Paragraph 3 herein, excepting only normal wear and tear, acts of God and repairs required to be made by Landlord hereunder. Tenant's duty to maintain the heating and air conditioning system serving the Premises shall specifically include the duty to inspect the system, to replace filters as recommended and to perform other recommended periodic servicing. During the entire Lease Term, Tenant shall obtain and maintain a service contract with an independent maintenance contractor reasonably satisfactory to Landlord to provide such service for the heating and air conditioning system. The service contract must include all services suggested by the applicable equipment manufacturer(s) in the operation and maintenance manual(s) and must become effective on the Occupancy Date. If any repairs required to be made by Tenant hereunder are not made within thirty (30) days after written notice delivered to Tenant by Landlord (provided no advance written notice shall be required in cases of emergency), Landlord may, at its option, make such repairs without liability to Tenant for any loss or damage which may result to Tenant's stock or business by reason of such repairs, and Tenant shall pay to Landlord immediately upon demand, as additional rental hereunder, the cost of such repairs plus ten percent (10%) of the amount thereof, and failure to do so shall constitute an Event of Default hereunder.

         11. Trade Fixtures and Equipment; Non-Liability for Certain Damages.

         (a) So long as Tenant is not in default under this Lease, any trade fixtures and equipment installed in the Premises at Tenant's expense shall remain Tenant's personal property, and Tenant shall have the right at any time during the Lease Term to remove such fixtures and equipment. Upon removal of any fixtures or equipment, Tenant shall immediately restore the Premises to substantially the same condition as existed at the time all of the Landlord's Work and all of the Tenant's Work (if any) was completed pursuant to Paragraph 3 herein, ordinary wear and tear and acts of God alone excepted. Any trade fixtures and equipment not removed by Tenant at the expiration or an earlier termination of this Lease shall, at Landlord's option, either: (i) become the property of Landlord or (ii) be removed by Landlord, at Tenant's expense.

         (b) Landlord and Landlord's agents and employees shall not be liable to Tenant or any other person or entity whomsoever for any injury to person or damage to property caused by the Premises or other portions of the Center becoming out of repair or by defect in or failure of equipment, pipes or wiring, or broken glass, or by the backing up of drains, or by gas, water, steam, electricity or oil leaking, escaping or flowing into the Premises, nor shall Landlord be liable to Tenant or any other person or entity whomsoever for any loss or damage that may be occasioned by or through the acts or omissions of other tenants of the Center or of any other persons or entities whomsoever, excepting only duly authorized employees and agents of Landlord. Landlord shall not be liable to Tenant for any compensation, damages or reduction of rent by reason of inconvenience or annoyance or loss of business arising from power losses or shortages or from the necessity of Landlord's entering the Premises for any of the purposes authorized in this Lease or for repairing the Premises. Landlord's liability with respect to any defects, repairs or maintenance for which Landlord is responsible under any provision of this Lease shall be limited to the cost of such repairs or maintenance or the curing of such defect. Tenant shall indemnify and hold Landlord harmless from and against any loss, cost, expense or claims arising out of such injury or damage referred to in this paragraph.

         12. Utilities. Tenant shall pay in a timely manner and prior to delinquency for all utilities or services related to its use of the Premises, including electricity, gas, heat, sewer, water, telephone and janitorial services. Landlord shall not be responsible for the stoppage or interruption of utilities services, other than as required by its limited covenant to repair and replace set forth herein.

         13. Damage or Destruction of Premises. If the Building is so damaged by fire or other casualty that substantial alteration or reconstruction of the Building shall be required (whether or not the Premises shall have been damaged by such casualty) or in the event any mortgagee of Landlord should require that all or any portion of the insurance proceeds payable as a result of a casualty be applied to the payment of the underlying mortgage debt, Landlord may, at its option, terminate this Lease by notifying Tenant in writing of such termination within sixty (60) days after the date the casualty event occurs. If the Premises are damaged by fire or other casualty but are not rendered untenantable for Tenant's business, either in whole or in part, and if Landlord does not terminate this Lease pursuant to the immediately preceding sentence, Landlord shall cause such damage to be repaired (to the extent of Landlord's Work) without unreasonable delay and the Annual Rental shall not be abated. If by reason of such casualty, the Premises are rendered untenantable for Tenant's business, either in whole or in part, and Landlord does not terminate this Lease as provided in the first sentence above in this Paragraph 13, Landlord shall cause the damage to be repaired or replaced (to the extent of Landlord's Work) without unreasonable delay, and in the interim, the Annual Rental shall be equitably reduced as to such portion of the Premises as is rendered untenantable. Any such abatement of rent shall not, however, create an extension of the Lease Term. Provided, however, if by reason of such casualty, the Premises are rendered substantially untenantable, and Landlord fails to give Tenant reasonable assurances that the amount of time required to repair the damage, using due diligence, shall not exceed two hundred ten (210) days from the date the casualty event occurs, then either party shall have the right to terminate this Lease by giving written notice of termination within sixty (60) days after the date the casualty event occurs. Notwithstanding the other provisions of this Paragraph 13, in the event there is a casualty loss to the Premises to the extent of fifty percent (50%) or more of the replacement value during the last Lease Year of the Lease Term, including any extension of the Lease Term that has then been exercised by Tenant, either party may, at its option, terminate this Lease by giving written notice within sixty (60) days after the date the casualty event occurs; and, in such case, rent shall abate as of the later of (i) the date of such termination notice or (ii) the date that Tenant vacates the Premises (which vacation of the Premises must occur within thirty (30) days after the date of such termination notice). Except as provided herein, there shall be no obligation of Landlord to rebuild or repair in case of fire or other casualty, and no termination under this Paragraph 13 shall affect any rights of Landlord or Tenant hereunder because of prior defaults of the other party. Tenant shall give Landlord immediate notice of any fire or other casualty in the Premises.

         14. Mutual Waiver; Waiver of Subrogation. The parties mutually release and waive unto the other, all rights to claim damages, costs or expenses for any injury to persons (including death) or property caused by a casualty of any type whatsoever in, on or about the Premises, the Building or the Center if the amount of such damages, costs or expenses either (i) has been paid to such damaged party under the terms of any policy of insurance or (ii) would have been paid to such damaged party under the terms of any policy of insurance required to be carried by such party hereunder if such party had actually procured such insurance. All insurance policies carried with respect to this Lease, if permitted under applicable law, shall contain a provision whereby the insurer waives prior to loss all rights of subrogation against either Landlord or Tenant (as the case may be).

         15. Signs and Advertising. In order to provide architectural control for the Center, Tenant may install, at Tenant's expense: only such exterior signs, marquees, billboards, outside lighting fixtures and/or other decorations on the Premises as shall have been approved in advance and in writing by Landlord. The care and maintenance of all such approved signs shall be the sole responsibility of Tenant. Landlord shall have the right to remove any such sign or other decoration and fully restore the exterior of the Premises at the cost and expense of Tenant if any such exterior work is done without Landlord's prior written approval. Upon the expiration or earlier termination of this Lease, Tenant shall remove any such sign or decoration and fully restore the exterior of the Premises, at Tenant's sole cost and expense. Tenant shall not permit, allow or cause to be used in, on or about the Premises any sound production devices, mechanical or moving display devices, bright lights, or other advertising media, the effect of which would be visible or audible from the exterior of the Premises.

         16. Indemnification, Liability Insurance and Hazardous Substances.

         (a) Indemnification by Tenant. Tenant shall indemnify and save Landlord harmless against any and all claims, suits, demands, actions, fines, damages and liabilities and all costs and expenses thereof (including, without limitation, reasonable attorneys' fees) arising out of injury to persons (including death) or property occurring in, on or about, or arising out of, the Premises, the Building or other areas in the Center if caused by or occasioned wholly or in part by any willful or negligent act or omission of Tenant, its agents, subtenants, licensees, invitees, contractors, subcontractors or employees (collectively, an "Event of Tenant Misconduct"). Tenant shall give Landlord immediate written notice of any such happening causing injury to persons or property.

         (b) Indemnification by Landlord. Landlord shall indemnify and save Tenant harmless against any and all claims, suits, demands, actions, fines, damages and liabilities and all costs and expenses thereof (including, without limitation, reasonable attorneys' fees) arising out of injury to persons (including death) or property occurring in, on or about, or arising out of, the Premises, the Building or other areas in the Center if such damage or injury is caused by any willful or negligent act or omission of Landlord, its agents or employees.

         (c) Liability Insurance. At all times during the Lease Term, Tenant shall, at its own expense, keep in force comprehensive public liability insurance in such amounts and with such companies as shall, from time to time, be acceptable to Landlord (and to any mortgagee having a mortgage interest in the Premises) and naming Landlord as an additional insured. The amounts of such coverage, until changed at Landlord's request, shall be $1,000,000.00 with respect to bodily injury or death of one person as a result of any one accident and $500,000.00 with respect to damage to property. Tenant shall first furnish to Landlord a copy of the required policy or certificate of insurance, evidencing the required coverage and naming Landlord as an additional insured under such policy, within five (5) days of the Lease Execution Date and thereafter prior to each policy renewal date. Such policy also shall include contractual liability coverage for the performance by Tenant of the indemnity obligations of Tenant under this Lease, and such policy shall contain a provision whereby the insurer is not allowed to cancel, fail to renew or materially change the coverage without first giving thirty (30) days written notice to Landlord.

         (d) Presence and Use of Hazardous Substances. Tenant shall not, without Landlord's prior written consent, keep on or around the Premises, the common areas or facilities in or relating to the Building, the Land, or the Center, for use, disposal, treatment, generation, storage or sale, any substances designated as, or containing components designated as, hazardous, dangerous, toxic or harmful, and/or any substance that is subject to regulation by any then-current federal, state or local law, statute or ordinance and the rules and regulations implementing them, including, but not limited to, the Resource Conservation and Recovery Act (42 U.S.C. ss. 6901 et seq.); the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. ss. 9601 et seq.); the Clean Water Act (33 U.S.C. ss. 1251 et seq.); the Clean Air Act (42 U.S.C. ss. 7401 et seq.); and the Toxic Substances Control Act (15 U.S.C. ss. 2601 et seq.) (such substances being herein collectively referred to as "Hazardous Substances"). With respect to any such Hazardous Substance, Tenant shall:

                  (1) Comply promptly, timely and completely with all governmental requirements for reporting, keeping and submitting manifests and obtaining and keeping current identification numbers;

                  (2) Submit to Landlord true and correct copies of all reports, manifests and identification numbers at the same time as they are required to be and/or are submitted to the appropriate governmental authorities;

                  (3) Within five (5) days of Landlord's request from time to time, submit written reports to Landlord regarding Tenant's use, storage, treatment, transportation, generation, disposal or sale of Hazardous Substances and provide evidence satisfactory to Landlord of Tenant's compliance with the applicable governmental laws, statutes, ordinances, rules, regulations and requirements;

                  (4) Allow Landlord or Landlord's agent or representative to enter the Premises at all times to check Tenant's compliance with all applicable governmental laws, statutes, ordinances, rules, regulations and requirements regarding Hazardous Substances;

                  (5) Comply with minimum levels, standards or other performance standards or requirements which may be set forth or established for certain Hazardous Substances; and if minimum standards or levels are applicable to Hazardous Substances present on the Premises, such standards or levels shall be established and documented by an on-site inspection by the appropriate governmental authorities and shall be set forth in an addendum to this Lease;

                  (6) Comply with all applicable governmental laws, statutes, ordinances, rules, regulations and requirements regarding the proper and lawful use, sale, transportation, generation, treatment and disposal of such Hazardous Substances; and

                  (7) Pay to Landlord upon demand as additional rent any and all costs incurred by Landlord and associated with Landlord's inspection of the Premises and Landlord's monitoring of Tenant's compliance with this Paragraph 16(d), including Landlord's attorneys' fees and costs.

The terms and provisions in this Paragraph 16(d) shall survive the expiration of the Lease Term or the earlier termination of this Lease.

         (e) Unauthorized Releases of Hazardous Substances; Cleanup Costs; Default and Indemnification.

                  (1) Tenant shall give immediate written notice to Landlord of any release, spill, discharge or threatened discharge of any Hazardous Substance on or at the Premises, the common areas or facilities in or relating to the Building, the Land, the Center, or the surrounding environment, which release, spill, discharge or threatened discharge was not made pursuant to or in conformance with the terms of any permit or license issued to Tenant by the appropriate governmental authority. Such notice shall include a description of measures taken or proposed to be taken by Tenant to contain and/or remedy the release, spill, discharge or threatened discharge and any resultant damage to property, persons, the Premises, the common areas or facilities in or relating to the Building, the Land, the Center, and/or the surrounding environment. Tenant also shall give immediate written notice to Landlord of any private or governmental investigation relating to Hazardous Substances on or about the Premises.

                  (2) At Tenant's own expense, Tenant shall promptly take all steps necessary to contain and remedy any release, spill, discharge or threatened discharge of Hazardous Substances on or at the Premises, the common areas or facilities in or relating to the Building, the Land, the Center, or the surrounding environment, and all resultant damage or injury to property, persons, and the environment. Landlord shall have the right, but not the obligation, to participate in and approve any environmental assessment or remedial cleanup plan for the Premises, the common areas or facilities in or relating to the Building, the Land and the Center. Tenant, its employees, agents and contractors shall fully cooperate with any and all federal, state and local governmental officials having jurisdiction over the Premises in resolving or addressing any situation involving the presence of Hazardous Substances on or about the Premises.

                  (3) Tenant shall be fully and completely liable to Landlord for any and all cleanup costs and any and all other charges, fees, and penalties (civil and criminal) imposed by any governmental authority with respect to Tenant's use, generation, handling, storage, containment, disposal, transportation, and/or sale of Hazardous Substances.

                  (4) Tenant shall indemnify, defend and save Landlord harmless from any and all of the costs, fees, penalties and charges assessed against or imposed upon Landlord (as well as Landlord's attorneys' fees and costs) as a result of Tenant's use, generation, handling, storage, containment, disposal, transportation, and/or sale of Hazardous Substances.

                  (5) Upon Tenant's default under Paragraph 16(d) herein or this Paragraph 16(e) and in addition to the rights and remedies set forth elsewhere in this Lease, Landlord shall be entitled to the following rights and remedies:

                           (A) At Landlord's option, to terminate this Lease
                  immediately; and

                           (B) To recover any and all damages associated with
                  the default,

including, but not limited to, cleanup costs and charges, civil and criminal penalties and fees, loss of business and sales by Landlord and other tenants of the Building or the Center, any and all damages and claims asserted by third parties, and Landlord's attorneys' fees and costs.

The terms and provisions in this Paragraph 16(e) shall survive the expiration of the Lease Term or the earlier termination of this Lease.

         17. Landlord's Right of Entry. Landlord and those persons authorized by Landlord shall have the right to enter the Premises at all reasonable times and upon reasonable notice for the purposes of making repairs, making connections, installing utilities, providing services to the Premises or for any other tenant, making inspections or showing the Premises to prospective purchasers and/or lenders. Further, during the last six (6) months of the Lease Term, including any extended Lease Term that has then been exercised by Tenant, Landlord and those persons authorized by it shall have the right, at reasonable times and upon reasonable notice to Tenant, to show the Premises to prospective tenants. Notwithstanding any term or provision in this Lease, including this Paragraph 17, to the contrary, Landlord shall be entitled to enter the Premises at all times and without any advance notice to Tenant if Landlord reasonably determines or believes that an emergency circumstance or situation exists that requires such entry.

         18. Eminent Domain. If any substantial portion of the Premises is taken under the power of eminent domain (including any conveyance made in lieu thereof) or if any such taking shall materially impair the normal operation of Tenant's business, then either party shall have the right to terminate this Lease by giving written notice of such termination within thirty (30) days after such taking. If neither party elects to terminate this Lease pursuant to the immediately preceding sentence, Landlord shall repair and restore the Premises to a tenantable condition and the Annual Rental shall be equitably reduced as to the portion of the Premises that is taken. All compensation awarded for any taking (or the proceeds of a private sale in lieu thereof) shall be the property of Landlord, whether such award is for compensation for damages to Landlord's or Tenant's interest in the Premises, and Tenant hereby assigns all of its interest in any such award to Landlord; provided, however, Landlord shall not have any interest in any separate award made to Tenant for loss of business, moving expenses or the taking of Tenant's trade fixtures or equipment if a separate award for such items is made to Tenant.

         19. Events of Default and Landlord's Remedies.

         (a) Upon the occurrence of any one or more of the following events (each, an "Event of Default"; collectively, "Events of Default"), Landlord shall be entitled to exercise any rights or remedies available in this Lease, at law or in equity. Events of Default shall be:

                  (1) Tenant's failure to pay when due any rental or other sum of money payable hereunder if not remedied within five (5) days after written notice thereof is given to Tenant (provided, however, and notwithstanding the foregoing to the contrary, Tenant shall not be entitled to such notice and cure period more than two (2) times during any given Lease Year).

                  (2) Failure by Tenant to perform any of the other terms, covenants or conditions contained in this Lease if such failure is not remedied within thirty (30) days after written notice thereof is given to Tenant.

                  (3) Tenant, or any guarantor of Tenant's obligations under this Lease (if any), becomes bankrupt or insolvent, files any debtor proceedings, files pursuant to any statute a petition in bankruptcy or insolvency or for reorganization, or files a petition for the appointment of a receiver or trustee for all or substantially all of such party's assets and such petition or appointment is not set aside within sixty (60) days from the date of such petition or appointment or if such party makes an assignment for the benefit of creditors or petitions for or enters into such an arrangement.

                  (4) Tenant vacates, abandons, or fails to operate in the Premises (or any substantial part thereof) or allows its leasehold estate under this Lease to be taken under any writ of execution and such writ is not vacated or set aside within thirty (30) days.

         (b) In addition to its other remedies at law or in equity, Landlord, upon an Event of Default by Tenant, shall have the immediate right to reenter and remove all persons and property from the Premises and dispose of such property as it deems fit, all without resort to legal process and without being guilty of trespassing or being liable for any damages caused thereby; provided, however, Landlord may undertake the foregoing actions without resort to legal process only if such actions can be completed in a manner that does not violate applicable laws and legal requirements and without causing a disturbance of the peace. If Landlord reenters the Premises, either with or without legal process (subject to the limitations in the preceding sentence), it may either terminate this Lease or, from time to time without terminating this Lease, make such alterations and repairs as may be necessary or appropriate to relet the Premises, and relet the Premises upon such terms and conditions as Landlord deems advisable, without any responsibility of Landlord whatsoever to account to Tenant for any surplus rents collected. Tenant also shall be liable for and shall pay to Landlord, in addition to any other sum provided to be paid herein, brokers' fees incurred by Landlord in connection with reletting the whole or any part of the Premises; the costs of removing from the Premises and storing Tenant's or other occupants' property; the costs of repairing, altering, remodeling or otherwise putting the Premises into condition acceptable to a new tenant or tenants, and all reasonable expenses incurred by Landlord in enforcing or defending Landlord's rights and/or remedies under this Lease, including reasonable attorneys' fees. No retaking of possession of the Premises by Landlord shall be deemed as an election to terminate this Lease unless a written notice of such intention is given by Landlord to Tenant at the time of reentry; but, notwithstanding any such reentry or reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous default. In the event of an elected termination of this Lease by Landlord, whether before or after reentry, Landlord may recover from Tenant damages, including the costs of recovering the Premises, and Tenant shall remain liable to Landlord for the total Annual Rental (which may, at Landlord's election, be accelerated to be due and payable in full as of the Event of Default or at any time thereafter and recoverable as damages in a lump sum) that would have been payable by Tenant hereunder for the remainder of the Lease Term, less the rentals actually received by Landlord from any reletting. (In the event of any such acceleration, in determining the Annual Rental which would be payable by Tenant subsequent to default, the Annual Rental rate for each calendar year of the unexpired Lease Term shall be equal to the Annual Rental rate payable by Tenant for the last calendar year prior to the default). If any rent owing under this Lease is collected by or through an attorney, Tenant agrees to pay Landlord's reasonable attorneys' fees to the extent allowed by applicable law.

         20. Subordination. This Lease is subject and subordinate to any and all mortgages or deeds of trust now or hereafter placed upon the property of which the Premises are a part, and this clause shall be self-operative, without any further instrument necessary to effect such subordination, provided any such lender may, at its option and without seeking or obtaining Tenant's consent, subordinate the lien of its mortgage or deed of trust to this Lease. At the request from time to time of Landlord or any lender that holds a mortgage or deed of trust on the property of which the Premises are a part, Tenant shall promptly execute and deliver to Landlord any such instrument or instruments as Landlord or such lender may reasonably request evidencing the subordination of this Lease to such mortgage or deed of trust. Provided, however, as a condition to Tenant's obligation to execute and deliver any such instrument(s), the applicable lender must agree that Tenant's rights to quiet enjoyment and possession of the Premises under this Lease shall not be divested by foreclosure or other default proceedings under the applicable mortgage or deed of trust so long as Tenant shall not be in default under this Lease. Tenant shall continue its obligations under this Lease in full force and effect, notwithstanding any foreclosure or default proceedings by any such lender.

         21. Assigning and Subletting. Tenant shall not assign, sublet, mortgage, pledge or encumber this Lease, the Premises, or any interest in the whole or in any portion thereof, without the prior written consent of Landlord (which consent shall not be unreasonably withheld). If Tenant makes any such assignment, mortgage, sublease or pledge (whether with or without Landlord's written consent), Tenant named herein and any guarantor of Tenant's obligations under this Lease shall nonetheless remain primarily liable for the performance and observation of all of the terms of this Lease required to be observed or performed by Tenant hereunder. Any rental or any fee or charge received by Tenant in connection with any such assignment or sublease which is in excess of the Annual Rental payable to Landlord hereunder shall be paid immediately by Tenant to Landlord as additional rental under this Lease. In addition, Landlord shall have the option, in its sole discretion, to terminate this Lease effective as of the proposed effective date of any assignment or sublease, by giving Tenant written notice thereof within thirty (30) days after Landlord's receipt of said notice from Tenant; and in the event Tenant shall propose to sublet only a portion of the Premises, Landlord shall have the additional option to terminate this Lease as to that portion of the Premises proposed to be sublet. Should Landlord not elect to so terminate this Lease in connection with any proposed subletting or assignment, Landlord shall continue to have the right to disapprove same (subject to the terms above). Upon any subletting or assignment by Tenant in accordance with the terms hereof, any renewal options, expansion options, and/or rights of first refusal granted herein shall become null and void. Consent by Landlord to one or more assignments or sublettings shall not operate as a waiver of Landlord's rights as to any subsequent assignments or sublettings.

         22. Covenant of Quiet Enjoyment. Landlord represents that it has full right and authority to lease the Premises and that Tenant shall peacefully and quietly hold and enjoy the Premises for the full Lease Term so long as Tenant does not default in the performance of any of the terms hereof.

         23. Estoppel Certificates. Within ten (10) days after any request by Landlord, Tenant shall deliver a written estoppel certificate addressed to Landlord and/or any other party designated by Landlord, certifying any facts that are then true with respect to this Lease, including, without limitation, that this Lease is in full force and effect, that no default exists on the part of Landlord or Tenant hereunder, that Tenant is in possession of the Premises, that Tenant has commenced the payment of rent hereunder, and that there are no defenses or offsets claimed by Tenant with respect to payment of rentals under this Lease.

         24. Protection Against Liens. Tenant shall do all things necessary to prevent the filing of any mechanic's, materialmen's or other types of liens whatsoever, against all or any part of the Premises, the Building, the Land or the Center by reason of any claims made by, against, through or under Tenant. If any such lien is filed against the Premises, the Building, the Land or the Center (or any portion thereof), Tenant shall either cause the same to be discharged of record within twenty (20) days after filing or, if Tenant, in its discretion and in good faith, determines that such lien should be contested, Tenant shall furnish such security as may be necessary to prevent any foreclosure proceedings against the Premises, the Building, the Land or the Center (or any portion thereof) during the pendency of such contest. If Tenant shall fail to discharge such lien within said time period or fail to furnish such security, then Landlord may, at its election and in addition to any other right or remedy available to it, discharge the lien by paying the amount claimed to be due or by procuring the discharge by giving security or in such other manner as may be allowed by law. If Landlord acts to discharge or secure any such lien as permitted herein, then Tenant shall immediately reimburse Landlord (as additional rent) for all sums paid and all costs and expenses (including reasonable attorneys' fees) incurred by Landlord relative to such lien, together with interest on the total expenses and costs at the maximum lawful rate.

         25. Force Majeure. Whenever a period of time is herein prescribed for the taking of any action by Landlord, Landlord shall not be liable or responsible for, and there shall be excluded from the computation of such period of time, any delays due to any condition, matter or circumstance beyond the reasonable control of Landlord (collectively, "Force Majeure Matters"; each, a "Force Majeure Matter"), including, without limitation, the following: strikes; defaults or failures to perform by contractors or subcontractors; lockouts; acts of God; governmental restrictions, war or enemy action or invasion; civil commotion; insurrection; riot; mob violence; malicious mischief or sabotage; fire or any other casualty; adverse weather conditions or unusual inclement weather; condemnation; unavailability of materials; failure of a governmental instrumentality to act in a timely fashion; any litigation or other legal proceeding which delays the approval of plans or the issuance of any grading or building permit for construction, including, without limitation, the issuance of an injunction enjoining such approval and/or issuance, as the case may be; any law, order or regulation of any governmental, quasi-governmental, judicial or military authority; or other similar cause. Without limiting the generality of the foregoing, in the event a Force Majeure Matter affects Landlord's construction and delivery obligation(s) relative to the Premises under this Lease, the period of time during which Landlord may complete such construction and delivery obligation(s) shall be extended by the same number of days as the number of days of delay caused by such Force Majeure Matter on the critical path of completing such construction and delivery obligation(s).

         26. Nonwaiver. No course of dealing between Landlord and Tenant and no delay or omission of Landlord in exercising any right arising from Tenant's default shall impair such right or be construed to be a waiver of a default.

         27. Landlord Liability. All obligations of Landlord hereunder will be construed as covenants, not conditions, and all such obligations will be binding upon Landlord only during the period of its ownership and possession of the Building and not thereafter. The term "Landlord," under this Lease, shall mean only the owner, for the time being, of the Building. If Landlord shall sell, assign or transfer all or any part of its interest in the Premises or in this Lease to a successor in interest which expressly assumes the obligations of Landlord hereunder, then the selling, assigning or transferring Landlord shall thereupon be released and discharged from all covenants and obligations hereunder, and Tenant shall look solely to such successor in interest for the performance of all of Landlord's obligations hereunder. Tenant's obligations under this Lease shall in no manner be affected by Landlord's assignment or transfer hereunder, and Tenant shall thereafter attorn and look solely to such successor in interest as the landlord hereunder. Notwithstanding any other provision hereof, Landlord shall not have any personal liability hereunder. In the event of any breach or default by Landlord in any term or provision of this Lease, Tenant agrees to look solely to Landlord's interest in the Land and the Building; however, in no event shall any deficiency judgment or any money judgment of any kind be sought or obtained against Landlord.

         28. Holding Over. If Tenant remains in possession of the Premises or any part thereof after the expiration of the Lease Term, whether with or without Landlord's acquiescence, Tenant shall be deemed only a tenant at will and there shall be no renewal of this Lease without a written agreement signed by both parties specifying such renewal; in addition, the monthly Minimum Rental required to be paid under this Lease relative to any holdover period shall automatically become one hundred fifty percent (150%) of the monthly Minimum Rental payable immediately prior to the expiration of the Lease Term. Tenant also shall be liable for any and all damages, direct and consequential, suffered by Landlord as a result of any holdover without Landlord's unequivocal written acquiescence.

         29. Notices. Any notice allowed or required by this Lease shall be deemed to have been sufficiently served if the same shall be in writing and placed in the United States Mail, via certified mail or registered mail, return receipt requested, with proper postage prepaid and addressed:

                  AS TO LANDLORD: To Landlord's address set forth in the Basic
                                    Lease Information.

                  AS TO TENANT:   Prior to the Occupancy Date, to Tenant's
                                    address set forth in the Basic Lease
                                    Information.

                                    From and after the Occupancy Date, to the Premises.

         The addresses of Landlord and Tenant to which notices shall be directed may be changed or added from time to time by either party giving notice to the other in the prescribed manner.

         30. Miscellaneous.

         (a) Rules and Regulations. Attached hereto as Exhibit D are the rules and regulations currently in effect with respect to the Building. Landlord shall have the right from time to time to reasonably amend these rules and regulations for Tenant's use of the Premises, the Building and the Land. Tenant shall abide by and actively enforce such rules and regulations, including, without limitation, rules and regulations governing parking of vehicles on designated portions of the Land as to its employees, agents, invitees and licensees.

         (b) Evidence of Authority. If requested by Landlord, Tenant shall furnish appropriate legal documentation evidencing the valid existence and good standing of Tenant and the authority of any parties signing this Lease on behalf of Tenant to act for Tenant.

         (c) Nature and Extent of Agreement. This Lease, together with all exhibits hereto, contains the complete agreement of the parties concerning the subject matter hereof, and there are no oral or written understandings, representations, or agreements pertaining thereto which have not been incorporated herein. This Lease creates only the relationship of landlord and tenant between the parties, and nothing herein shall impose upon either party any powers, obligations or restrictions not expressed herein. This Lease shall be construed and governed by the laws of the state in which the Premises are located.

         (d) Severability. If any term or provision of this Lease, or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and enforced to the fullest extent permitted by law, notwithstanding the invalidity of any other term or provision hereof.

         (e) Binding Effect. This Lease shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, successors and assigns. This Lease shall not be binding on Landlord until executed by an officer of Landlord having a title of Vice President or higher and delivered to Tenant. No amendment or modification of this Lease shall be binding upon Landlord unless same is in writing and executed by an officer of Landlord having a title of Vice President or higher.

         (f) Captions and Headings. The captions and headings in this Lease are for convenience and reference only, and they shall in no way be held to explain, modify, or construe the meaning of the terms of this Lease.

         (g) Security Deposit. Tenant shall pay to Landlord on the Lease Execution Date a sum (the "Security Deposit") equal to one month's Minimum Rental as security for the performance of all obligations to be performed by Tenant hereunder. The Security Deposit may be held by Landlord in such manner as it shall elect, and Landlord shall be entitled to retain any interest which accrues on the Security Deposit. In the event of a default by Tenant hereunder, Landlord may, at its option, apply all or any part of the Security Deposit to cure the default, and thereupon Tenant shall immediately redeposit with Landlord the amount so applied in order that Landlord will always have the full Security Deposit on hand during the Lease Term. Upon the termination of this Lease and provided that Tenant is not in default hereunder, Landlord shall refund to Tenant any of the remaining balance of the Security Deposit, subject to final adjustments for payment of any rental required to be paid by Tenant under this Lease and compliance by Tenant with all of its obligations hereunder. If the Premises are sold, Landlord shall transfer the Security Deposit to the new owner; and upon such transfer, Landlord shall thereupon be released from all liability for the Security Deposit, and Tenant thereafter shall look solely to the new owner for the Security Deposit. The terms of the immediately preceding sentence shall apply to every transfer of the Security Deposit.

         (h) Lease Review. The submission of this Lease to Tenant for review does not constitute a reservation for or option for the Premises, and this Lease shall become effective as a contract only upon execution and delivery by Landlord and Tenant.

         (i) Brokerage. Landlord warrants and represents to Tenant that Landlord has not engaged or contracted with any person, firm or entity to serve or act as a Realtor(R), broker, agent or finder, other than Broker (if any) identified in the Basic Lease Information, for the purpose of leasing the Premises or in regard to this Lease. Tenant warrants and represents to Landlord that Tenant has not engaged, contracted with or dealt with any person, firm or entity (other than Broker, if any) to serve or act as a Realtor(R), broker, agent or finder for the purpose of leasing the Premises or in regard to this Lease. Landlord agrees to be solely responsible for the payment of any commission to Broker (if any) relating to this Lease pursuant to a separate agreement between Landlord and Broker (if any). Tenant shall and does hereby indemnify and hold harmless Landlord from and against any claim for any consulting fee, finder's fee, commission, or like compensation, including reasonable attorneys' fees in defense thereof, payable in connection with this Lease and asserted by any party arising out of any act or agreement by Tenant, excluding the commission payable by Landlord to Broker (if any) as described above. Landlord shall and does hereby indemnify and hold harmless Tenant from and against any claim for any consulting fee, finder's fee, commission, or like compensation, including reasonable attorneys' fees in defense thereof, payable in connection with this Lease and asserted by any party arising out of any act or agreement by Landlord (including the commission payable by Landlord to Broker, if any, as described above).

         (j) Memorandum of Lease. Upon the request of either party, the other party shall join in the execution of a memorandum of this Lease (a "Memorandum") in recordable form. Either party may record the Memorandum in the appropriate land record office, at its own expense. However, neither party shall record this Lease (or any portion thereof) without the written consent of the other party.

         (k) Advance Rental Payment.  [Intentionally deleted.]

         (l) Landlord's Consent. Whenever this Lease requires Landlord's consent to or approval of any item or matter, Landlord may condition such consent or approval on payment or reimbursement by Tenant of all costs and expenses incurred by Landlord in connection with reviewing and responding to such item or matter.

         (m) Survival of Obligations. Notwithstanding any term or provision in this Lease to the contrary, any liability or obligation of Landlord or Tenant arising during or accruing with respect to the Lease Term shall survive the expiration or earlier termination of this Lease, including, without limitation, obligations and liabilities relating to (i) rental payments, (ii) the condition of the Premises and the removal of Tenant's property, and (iii) indemnity and hold harmless provisions in this Lease.

         (n) Confidentiality. Tenant shall not disclose the terms of this Lease to any third party except (i) legal counsel to Tenant, (ii) any assignee of Tenant's interest in this Lease or any sublessee of Tenant relative to the Premises (or any portion thereof), (iii) as required by applicable law or by subpoena or other similar legal process, or (iv) for financial reporting purposes.

         (o) Attorneys' Fees. In the event either party defaults in the performance of any of the terms of this Lease and the other party employs attorney(s) in connection therewith, the defaulting party agrees to pay the prevailing party's reasonable attorneys' fees (calculated at such attorneys' reasonable and customary hourly rates and without regard to the amount in controversy) and costs of litigation.

         (p) Time of Performance. Except as expressly otherwise herein provided, with respect to all required acts of Tenant, time is of the essence of this Lease.

         (q) Real Estate Investment Trust. During the Lease Term, should a real estate investment trust become Landlord hereunder, all provisions of this Lease shall remain in full force and effect except as modified by this Paragraph 30(g). If Landlord in good faith determines that its status as a real estate investment trust under the provisions of the Internal Revenue Code of 1986, as heretofore or hereafter amended, will be jeopardized because of any provision of this Lease, Landlord may request reasonable amendments to this Lease and Tenant will not unreasonably withhold, delay or defer its consent thereto, provided that such amendments do not (a) increase the monetary obligations of Tenant pursuant to this Lease or (b) in any other manner adversely affect Tenant's interest in the Premises.

         (r) Additional Terms and Provisions. The additional terms and provisions, if any, set forth on Exhibit E attached to this Lease are incorporated herein by reference. If there is no Exhibit E attached to this Lease, there are no such additional terms and provisions. If there is an Exhibit E attached to this Lease, the additional terms and provisions set forth thereon shall control if in conflict with any of the terms and provisions of this Lease.

         IN WITNESS WHEREOF, the parties have caused this Lease to be duly executed under seal as of the Lease Execution Date pursuant to authority duly given.

                                             LANDLORD:

                                             CRESCENT RESOURCES, INC.
[CORPORATE SEAL]

/s/ Henry Lomas Jr                           By: /s/  Fred A. Bryer
------------------------                         -------------------------------
Secretary                                        President
------------------------                         -------------------------------

                                             TENANT:

                                             AMERICAN AIRCARRIERS SUPPORT, INC.
[CORPORATE SEAL]

/s/ Elaine T. Rudisill                       By: /s/  Karl Brown
------------------------                         -------------------------------
Asst. Secretary                                  President
------------------------                         -------------------------------

                                    EXHIBIT A
                                       to
                                 Lease Agreement

                        Description of Land and Building



         The Land is located partially in North Carolina and partially in South Carolina and consists of that certain parcel of land bounded (i) on the west by the centerline of Stateline Drive, (ii) on the north by the centerline of Greenway Industrial Drive, (iii) on the east by the centerline of Southstate Drive (private), and (iv) on the south by the northerly line of the property owned by B & D Distribution, Inc. (Black & Decker) and that line extended to Stateline Drive. The Land is sometimes referred to as Tract 3-A and is described and shown as such on subdivision plats of a portion of Lakemont Industrial Park recorded in the York County, South Carolina public registry (Plat Book 122, Page
116) and Mecklenburg County, North Carolina.

         The Land is subject to the rights-of-way for Stateline Drive, Greenway Industrial Drive and Southstate Drive and shall be subject to Landlord's reservation of a right-of-way for the road located substantially as shown as Southstate Drive on the map attached hereto as Exhibit B, and Tenant shall have the right to use, for ingress and egress to and from the Land that portion of the right-of-way shown as Southstate Drive located beyond the boundary of the Land, substantially as shown on Exhibit B. Landlord and Tenant agree to share equally the cost of improving and maintaining Southstate Drive in its present location.

         A map showing generally the location of the Land and Building is attached hereto as Exhibit B.

                                    EXHIBIT B
                                       to
                                 Lease Agreement

                    Building Plan and Designation of Premises

                                [TO BE ATTACHED]

                                    EXHIBIT C
                                       to
                                 Lease Agreement

                          Description of Upfitting Work

A.       Description of Landlord's Work.

         Landlord shall deliver the Premises to Tenant on the Occupancy Date, "broom clean," "AS-IS,"in substantially the same condition as they exist on the Lease Execution Date, except that Landlord shall, as "Landlord's Work," cause the heating, ventilating and air conditioning, plumbing, and electrical systems to be in good working order on the Occupancy Date. The Building shall conform to the specifications attached to this Exhibit C.

B.       Description of Tenant's Work.

         Tenant shall, at its expense, promptly install all fixtures and equipment and perform, as "Tenant's Work" all other work necessary or appropriate for Tenant's Operations.

                                    EXHIBIT D
                                       to
                                 Lease Agreement

                              Rules and Regulations

1. Restricted Uses. Neither the Premises nor any part of the common areas of the Building, the Land or the Center shall be used by Tenant for any one or more of the following uses:

         (a) Agriculture or any related use, including any roadside stand for the display and sale of agricultural products and any use which involves the raising, breeding, or keeping of any animals or poultry;

         (b) Processing or slaughter of livestock, swine, poultry or other animals;

         (c)      Manufacture of leather goods;

         (d)      Manufacture of explosives or explosive agents;

         (e) Manufacture, sale, rental, repair or storage of heavy equipment, buses, trucks, trailers, automobiles, recreational vehicles and mobile or trailer homes;

         (f) Unscreened outdoor storage, outdoor fabrication or outdoor handling of any machinery, parts, material, supplies or products;

         (g)      Residential uses;

         (h) Overnight parking of campers, mobile homes, boats, trailers or motor homes;

         (i) Erecting and maintaining structures of a temporary nature, except that during the period of construction of improvements to the Premises, Tenant's contractors or subcontractors may be permitted to erect or maintain such temporary structures upon Landlord's prior written approval;

         (j) Jails, prisons, labor camps, penal, detention or correction facilities or farms;

         (k)      Cemeteries or mausoleums;

         (1) Mining, including the extraction, processing and removal of sand, gravel, stone, minerals or clay;

         (m) Any land fills, any hazardous waste disposal or storage facilities and any incinerators;

         (n)      Racetracks, raceways and drag strips; and

         (o) Massage parlors, topless night clubs or similar business operations.

2. Nuisances. Tenant shall not cause any unclean, unhealthy, unsightly or unkempt condition to exist in the Premises or in the common areas of the Building, the Land or the Center. Tenant shall not use the Premises or any portion of the common areas of the Building, the Land or the Center, in whole or in part, for the deposit, storage or burial of any property or thing that will cause the above-mentioned areas to appear to be in an unclean or untidy condition or that will be obnoxious to the eye, nor shall Tenant allow any substance, thing, or material to be kept, utilized or carried out in the Premises or the common areas of the Building, the Land or the Center that will emit foul or obnoxious odors, fumes, smoke or dust or that will cause any vibration or noise or other condition that will or might disturb the peace, quiet, safety, comfort, or serenity of the occupants of the Building or the Center. No noxious, offensive or illegal trade or activity shall be carried out in the Premises or in the common areas of the Building, the Land or the Center, nor shall anything be done tending to cause embarrassment, discomfort, annoyance, or nuisance to any person using any portion of the Building, the Land or the Center.

3. Restricted Actions on Common Areas of the Building, the Land and the Center. Tenant shall not cause or allow any cutting of vegetation, dumping, digging, filling, destruction or other waste to be committed on the common areas of the Building, the Land or the Center. Tenant shall not cause any obstruction of, or allow or cause anything to be kept or stored on, altered, constructed or planted in, or removed from the common areas of the Building, the Land or the Center, without Landlord's prior written consent.

4. Sign Display. All signage will be coordinated by Landlord throughout the Center for uniformity and attractiveness. The size, shape, design, lighting, materials and location of all signs shall conform to the uniform signage plan for the Center. Tenant shall not cause any sign, tag, label, picture, advertisement or notice to be displayed, distributed, inscribed, painted or affixed by Tenant on any part of the Building, the Land, the Center or the Premises without the prior written consent of Landlord. Landlord shall have the right, at Tenant's sole cost and expense, to remove all unapproved signs installed by or on behalf of Tenant, without notice to Tenant.

5. Drives and Parking Areas. All parking shall be within the boundaries of the Land and within marked parking spaces. There shall be no on-street parking and at no time shall Tenant obstruct drives and loading areas intended for the joint use of all tenants of the Building. The drives and parking areas on the Land are for the joint use of all tenants of the Building unless specifically marked. Truck traffic and parking will be restricted to areas designated by Landlord. Tenant, its employees, agents and invitees shall comply with reasonable parking rules and regulations as they may be posed and distributed from time to time. Tenant is responsible for controlling all of its truck traffic in accordance with the restrictions and regulations imposed by Landlord.

6. Storage and Trash Disposal. No materials, supplies or equipment belonging to Tenant shall be stored in any area of the Building, the Land or the Center, except inside the Premises. Trash disposal is confined to the receptacles provided by Tenant in a location approved by Landlord and no trash receptacles may be placed in any other location in the Premises, in the Building, on the Land or in the Center.

7. Locks. No additional locks shall be placed on the doors of the Premises by Tenant. If Tenant changes any existing locks, Tenant shall immediately furnish Landlord with two keys to such new locks. Landlord will, without charge, furnish Tenant with two keys for each lock existing upon the entrance door when Tenant assumes possession of the Premises, with the understanding that, at the termination of the Lease, the keys shall be returned.

8. Improvements, Contractors and Service Maintenance. Tenant shall not make any improvements to the exterior of the Building or the Center and Tenant shall not make any structural changes or other material alterations, additions or improvements to the Premises without the prior written consent of Landlord. Tenant will refer all of Tenant's contractors, contractors' representatives and installation technicians rendering any service on or to the Premises to Landlord for Landlord's approval and supervision before performance of any service. This provision shall apply to all work performed in the Premises, including installation of electrical devices and attachments and installations of any nature affecting floors, walls, woodwork, trim, windows, ceilings, equipment or any other physical portion of the Premises, the Building or the Center.

9. Regulations for Operation and Use. Tenant shall not place, install or operate in the Premises or in any part of the Building, the Land or the Center any engine, stove or machinery, nor shall Tenant conduct any mechanical or cooking operations therein, nor place or use in or about the Premises or any part of the Building, the Land or the Center any explosives, gasoline, kerosene, oil, acids, caustics or any other flammable, explosive or hazardous material, without the prior written consent of Landlord.

10. Window Coverings. Windows facing the Building exterior shall at all times be wholly clear and uncovered (except for such blinds or curtains or other window coverings as Landlord may provide or approve) so that a full unobstructed view of the interior of the Premises may be had from the exterior of the Building.

11. No Violations of Fire Laws or Health Code. Tenant shall not do or permit anything to be done in the Premises, or bring or keep anything therein, which will obstruct or interfere with the rights of other tenants in the Building or the Center or in any other way injure or annoy them or conflict with any laws relating to fires, or with any regulations of the Fire Department or with any insurance policy upon the Building or the Center, or any part thereof, or conflict with any of the rules and ordinances of the Board of Health.

12. No Violations of Laws. Tenant shall promptly and at its expense execute and comply with all laws, rules, orders, ordinances, including all applicable zoning ordinances, and regulations of the City, County, State or Federal Government, and of any department or bureau of any of them and of any other governmental authority having jurisdiction over the Premises, affecting Tenant's occupancy of the Premises or Tenant's business conducted therein.

13. No Use of Roof. Neither Tenant, nor Tenant's servants, employees or agents shall go upon the roof of the Building without the written consent of Landlord.

14. No Canvassing. Canvassing, soliciting and peddling in and about the Building, the Land and the Center is prohibited.

15. No Loud Musical Devices. Tenant shall not operate or permit to be operated any musical or sound producing instrument or device inside or outside the Premises which may be heard outside the Premises or by other tenants in the Building or the Center.

16. Use of Washrooms. Tenant shall not use the washrooms, restrooms, and plumbing fixtures of the Premises or the Building, and appurtenances thereto, for any purposes other than the purposes for which they were constructed, and Tenant shall not deposit any sweepings, rubbish, rags, or other improper substances therein. If Tenant or Tenant's servants, employees, agents, contractors, jobbers, licensees, invitees, guests or visitors cause any damage to such washrooms, restrooms, plumbing fixtures or appurtenances, such damage shall be repaired, at Tenant's expense, and Landlord shall not be responsible therefor.

18. No Unpleasant Odors. Tenant shall not cause or permit any unpleasant odors to emanate from the Premises, or otherwise interfere, injure or annoy in any way other tenants in the Building or the Center, or persons conducting business with them.

19. Disposal of Crates. When conditions are such that Tenant must dispose of crates, boxes, etc. on the sidewalk or parking areas on the Land, it will be the responsibility of Tenant to dispose of same only between the hours of 5:45 p.m. until 7:15 a.m.

20. No Food Distribution. No prepared food and/or beverages shall be distributed from the Premises, but, notwithstanding the provisions of Paragraph 9 hereof or this Paragraph 19, Tenant may prepare coffee and similar beverages and warm typical luncheon items for the consumption of Tenant's employees and invitees.

21. Location of Improvements. Tenant will not locate furnishings or cabinets adjacent to mechanical or electrical access panels or over air conditioning outlets in the Premises so as to prevent operating personnel from servicing such units as routine or emergency access may require. Tenant shall be responsible for any cost associated with moving such furnishings for Landlord's access to such mechanical or electrical access panels or air conditioning outlets.

22. Modifications. Landlord shall have the right from time to time to make any and all such reasonable modifications and additions to these Rules and Regulations as may be necessary for the safety, care, quiet enjoyment and cleanliness of the Building, the Land and the Center. Tenant agrees to abide by these Rules and Regulations and any reasonable modifications and additions as are hereafter adopted by Landlord, including, but not limited to, modifications made by Landlord as a result of any changes in the city zoning ordinance.

                                    EXHIBIT E
                                       to
                                 Lease Agreement

                         Additional Terms and Provisions

         1.       Option to Purchase.

                  (a) At Tenant's request and for good and valuable consideration, including Tenant's execution of this Lease, Landlord hereby grants to Brown Enterprises, Inc. ("Brown") the right and option to purchase the following real property (the "Property") upon the terms and conditions specified herein:

                  Parcel 1. All of that certain parcel of land described in Exhibit A to this Lease and referred to herein as the "Land," together with the Building and all other improvements located thereon, containing approximately
7.75 acres and sometimes referred to as Tract 3-A on plats recorded in the public registries of York County, South Carolina, and Mecklenburg County, North Carolina (collectively, "Parcel 1").

                  Parcel 2. All of that certain parcel of land located in York County, South Carolina, described and shown as Tract 4-C on the subdivision plat of a portion of Lakemont Industrial Park recorded in Plat Book 122, Page 116, of the York County, S.C. public registry ("Parcel 2").

                  (b) The purchase price (the "Purchase Price") for Parcel 1 is Four Million and 00/100 Dollars ($4,000,000.00) and for Parcel 2, the product of Seventy-Five Thousand and 00/100 Dollars ($75,000.00) times the number of gross acres (rounded to the nearest 1/1000 acre) contained in Parcel 2, as determined by survey to be prepared by a registered land surveyor or engineer at Brown's expense prior to closing.

                  (c) Brown may exercise its option to purchase Parcel 1, only, but shall not be entitled to exercise its option to purchase Parcel 2 unless it also exercises its option to purchase Parcel 1 for simultaneous closings.

                  (d) The option to purchase may be exercised only if Tenant is not in default under this Lease and only by Brown's giving written notice of exercise to Landlord by 5:00 p.m., June 30, 1999.

                  (e) If Brown duly exercises its option to purchase, the Closing shall occur on or before August 31, 1999, at a time and place mutually acceptable to the parties.

                  (f) The Purchase Price shall be paid at Closing in United States currency by way of federal wire transfer or other immediately available funds.

                  (g) The Property shall be conveyed to Brown in an "AS-IS," condition and "WITH ALL FAULTS" as of the date of Closing.

                  (h) At Closing, Landlord shall convey the Property to Brown by special warranty deeds (in forms sufficient under the laws of the State of North Carolina and South Carolina with respect to those portions of the Property located in those states), free and clear of all liens, encumbrances, leases and restrictions except for this Lease, the Declaration of Covenants, Conditions and Restrictions for Lakemont Industrial Park, utility easements, rights of way and restrictions existing at the date hereof and such other easements, rights of way, restrictions and other title exceptions created after the date hereof that do not materially adversely affect the value of the Property (the "Permitted Exceptions").

                  (i) Except for the limited title warranty stated above, Landlord makes no other warranty, express, implied or statutory, and expressly disclaims any implied or express warranty of merchantability or fitness for a particular purpose. Without limiting the generality of the foregoing, Landlord disclaims any warranty with respect to the condition of the Property or its conformance to or compliance with any zoning, building, environmental or other similar law, ordinance, regulation or order of any governmental authority having jurisdiction over the Property or any portion thereof.

                  (j) Landlord shall pay for the revenue stamps on, and preparation of, the special warranty deeds, and for any boundary survey necessary to refine the legal description of the Land. Brown shall pay for the cost of recording the special warranty deeds and any due diligence costs and expenses incurred by it, including title examination and insurance and environmental investigation. Each party shall pay its own attorney fees and any other costs and expenses that it may incur in connection with the transaction.

                  (k) All ad valorem real property taxes and other governmental assessments and impositions shall be prorated on a calendar year basis to the date of Closing, regardless of the fiscal years of the taxing authorities.

                  (l) At Closing, Landlord shall execute and deliver the special warranty deeds, an owner's and contractors' affidavit in form required by Brown's title insurer, a FIRPTA affidavit in form complying with law so that withholding will not be required and such other and further documents as may be customary and reasonably required to consummate the closing.

                  (m) At closing, Landlord shall assign all of its right, title and interest in and to this Lease to Brown, and Brown shall assume all of Landlord's obligations and duties under the Lease. All income and operating expenses with respect to the Property shall be prorated between Landlord and Brown as of the date of Closing. Landlord shall transfer to Brown the Security Deposit paid by Tenant to Landlord pursuant to paragraph 30(g) of the Lease.

                  (n) As provided generally in paragraph 27 of the Lease, Landlord shall have no further obligations to Tenant under this Lease after the transfer of Parcel 1 to Brown.